Exhibit 99.1

Press Release	Source: Patient Safety Technologies, Inc.

Patient Safety Technologies Removed from Amex Deficiency List

Wednesday April 19, 1:34 pm ET

LOS ANGELES--(BUSINESS WIRE)--April 19, 2006--Patient Safety Technologies, Inc. (PST) (AMEX:PST - News) announced today that the American Stock Exchange (Amex) notified the Company that it has been removed from Amex's continued listing standards deficiency list. Based upon the financial results reported by the Company in its Form 10-K for the year ended December 31, 2005, Amex resolved the continued listing deficiency referenced in Amex's letter to the Company dated June 24, 2004.

About PST

PST is a holding company that owns assets in various businesses. For more information on PST, please contact the company at 310-895-7750, or by email at info@patientsafetytechnologies.com or www.patientsafetytechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Patient Safety Technologies, Inc.
Nicolas Soichet, 310-895-7750
or
Investor Contact:
Berkman Associates, 310-826-5051
info@BerkmanAssociates.com
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Source: Patient Safety Technologies, Inc.